As filed with the Securities and Exchange Commission on October 24, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)
_________________________

Delaware (State or other jurisdiction of incorporation or organization)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Tel: (281) 207-3200
(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)
CVR ENERGY, INC. IPO EQUITY PLAN

CVR ENERGY, INC. 2007 LONG TERM INCENTIVE PLAN

(Full title of the plan)
_________________________
John J. Lipinski
President and Chief Executive Officer
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(281) 207-3200
(Name, Address, including Zip Code, and telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered (1)	Share (2)	Offering Price	Registration Fee
Common Stock, par value $0.01 per share	27,100 (3)	$20.67	$560,157	$17.20
Common Stock, par value $0.01 per share	17,500 (4)	$20.67	$361,725	$11.10

(1)	Includes such additional number of shares as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) based upon the average of the high and low prices of the Common Stock reported on New York Stock Exchange on October 23, 2007.

(3)	Represents the number of shares of common stock that may be granted pursuant to the CVR Energy, Inc. IPO Equity Plan.

(4)	Represents the number of shares of common stock that may be granted pursuant to this registration statement in respect of restricted stock awards pursuant to the CVR Energy, Inc. 2007 Long Term Incentive Plan.

PART I
     The documents containing information specified by Part I of this Registration Statement will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
     References to “us,” “our,” “we” and “the Registrant” shall mean CVR Energy, Inc., a Delaware corporation.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the documents listed below:
a.	The Registrant’s prospectus as filed on October 24, 2007 pursuant to Rule 424(b) of the Securities Act, which contains the Registrant’s audited financial statements for the fiscal year ended December 31, 2006; and

b.	The Registrant’s registration statement on Form 8-A, filed on May 22, 2007 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     In addition, any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.

Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).
     As permitted by the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.
     As permitted by the Delaware General Corporation Law, our Bylaws provide that:
•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

•	the rights conferred in the Bylaws are not exclusive.
     The Registrant may enter into Indemnity Agreements with each of its current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.
     The indemnification provisions in the Registrant’s Certificate of Incorporation and Bylaws and any Indemnity Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.
     CVR Energy, Inc. and its subsidiaries are covered by liability insurance policies which indemnify their directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

     The underwriting agreement entered into among the Registrant and the underwriters in connection with the initial public offering of our shares contains indemnification and contribution provisions.
Item 7. Exemption from Registration Claimed
     Not applicable.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

3.1	Form of Amended and Restated Certificate of Incorporation of CVR Energy, Inc. (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1 (File No. 333-137588) (the “S-1 Registration Statement”)).

3.2	Form of Amended and Restated Bylaws of CVR Energy, Inc. (incorporated by reference to Exhibit 3.2 of our S-1 Registration Statement).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our S-1 Registration Statement).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

10.1*	CVR Energy, Inc. IPO Equity Plan

10.2	CVR Energy, Inc. 2007 Long Term Incentive Plan (incorporated by reference to Exhibit 10.33 of our S-1 Registration Statement).

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page included in this Part II).

*	filed herewith
Item 9. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the

Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sugar Land, State of Texas, on October 24, 2007.

CVR Energy, Inc.
By:	/s/ John J. Lipinski
John J. Lipinski
Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each director of CVR ENERGY, INC. whose signature appears below constitutes and appoints John J. Lipinski, James T. Rens and Edmund S. Gross and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John J. Lipinski
John J. Lipinski	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	October 24, 2007
/s/ James T. Rens
James T. Rens	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 24, 2007
/s/ Wesley Clark
Wesley Clark	Director	October 24, 2007

/s/ Scott L. Lebovitz
Scott L. Lebovitz	Director	October 24, 2007

Regis B. Lippert	Director	October 24, 2007
/s/ George E. Matelich
George E. Matelich	Director	October 24, 2007
/s/ Stanley de J. Osborne
Stanley de J. Osborne	Director	October 24, 2007
/s/ Kenneth A. Pontarelli
Kenneth A. Pontarelli	Director	October 24, 2007
/s/ Mark Tomkins
Mark Tomkins	Director	October 24, 2007

Index to Exhibits

Exhibit No.	Description of Exhibit

3.1	Form of Amended and Restated Certificate of Incorporation of CVR Energy, Inc. (incorporated by reference to Exhibit 3.1 of our S-1 Registration Statement).

3.2	Form of Amended and Restated Bylaws of CVR Energy, Inc. (incorporated by reference to Exhibit 3.2 of our S-1 Registration Statement).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our S-1 Registration Statement).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

10.1*	CVR Energy, Inc. IPO Equity Plan

10.2	CVR Energy, Inc. 2007 Long Term Incentive Plan (incorporated by reference to Exhibit 10.33 of our S-1 Registration Statement).

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page included in this Part II).

*	filed herewith